UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X]  Preliminary Information Statement

[ ]  Confidential, for Use of the Commission Only
         (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement

                          PARK HILL CAPITAL III CORP.
              ------------------------------------------------
              (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

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



                          PARK HILL CAPITAL III CORP.
                              P.O. Box 461029
                            Glendale, CO  80246

                          INFORMATION STATEMENT NOTICE

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY

Dear Stockholders:

         Notice is hereby given that on May 25, 2006, we received the written consent, in lieu of a meeting of stockholders, from the holders of a majority of our outstanding voting stock, approving an amendment to our Articles of Incorporation to (i) change the name of our Company to "New Fiber Cloth Technology, Inc.", (ii) increase the number of authorized shares of common stock from 25,000,000 to 200,000,000, and (iii) authorize the Company to issue up to 20,000,000 shares of preferred stock.

         You are encouraged to read the attached Information Statement for further information regarding this action.

         This is not a notice of a meeting of stockholders and no stockholders meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended, and NRS 78.385 and 78.390 of the Nevada Corporations Code.

                                          By Order of the Board of Directors


                                          -----------------------------------
                                             Deborah Salerno
                                             President, Director


Glendale, CO
[date]

                          PARK HILL CAPITAL III CORP.
                              P.O. Box 461029
                            Glendale, CO  80246

                              INFORMATION STATEMENT

              THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU
                   BY THE BOARD OF DIRECTORS OF THE COMPANY


             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                               NOT TO SEND A PROXY


Approximate Date of Mailing:  June __, 2006

                                  INTRODUCTION

         This Information Statement is furnished on or about June __, 2006 to the holders of record as of May 1, 2006 of shares of common stock, $0.001 par value (the "Common Stock") of Park Hill Capital III Corp.
(the "Company") to notify such stockholders that on or about May 25, 2006 the Company received written consents in lieu of a meeting of stockholders from holders of a majority of the shares of voting securities representing in excess of 80% of the total issued and outstanding shares of voting stock of the Company approving the Certificate of Amendment to the Articles of Incorporation of the Company (the "Amendment"), pursuant to which (i) the name of the Company will be changed to "New Fiber Cloth Technology, Inc." (the "Name Change"),
(ii) the number of shares of Common Stock that the Company is authorized to issue will be increased from 25,000,000 shares to 200,000,000 shares (the "Increase in Authorized"), and (iii) the Company will be authorized to issue up to 20,000,000 shares of preferred stock, par value $0.001 (the "Authorization of the Preferred"). A copy of the form of amendment to the Articles of Incorporation reflecting the Name Change, the Increase in Authorized and the Authorization of the Preferred is attached hereto as Exhibit A.

         This Information Statement describing the approval of the Name Change, the Increase in Authorized and the Authorization of the Preferred is first being mailed or furnished to the Company's shareholders on or about June _, 2006, and such matters shall not become effective until at least twenty (20) calendar days after this Information Statement is first sent or given to stockholders pursuant to the requirements of Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We anticipate that the actions contemplated by this Information Statement will be effected on or about the close of business on June __, 2006.

         The Amendment was adopted by our Board of Directors and the majority stockholders (the "Majority Stockholders") of our Company in accordance with the Corporation Law of the State of Nevada. The Majority Stockholders own 3,300,000 shares of Common Stock or approximately 84.9% of our outstanding voting securities. No other votes were required or necessary to adopt this amendment, and none are being solicited hereunder. See the captions "Voting Securities and Principal Holders Thereof" and "Amendment to the Articles of Incorporation and Vote Required for Approval," herein.

         The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.

                                 BACKGROUND

         The Company entered into a Share Exchange Agreement (the "Share Exchange Agreement") on January 26, 2006 between the Company, the Majority Stockholders, Polara Global Limited, a British Virgin Islands international business company ("Polara"), each of Polara's shareholders and WuJiang DeYi Fashions Clothes Company Limited, a People's Republic of China limited liability company ("DeYi"), pursuant to which the Company will acquire 100% of Polara's issued and outstanding membership interests for the issuance by the Company of 73,834,000 shares of the Company's Common Stock (the "Share Exchange"). The Share Exchange is subject to certain conditions, as further described in the Company's Form 8-K filed on February 1, 2006 which is incorporated herein by reference. The Share Exchange Agreement was to terminate under its terms on April 15, 2006 if the closing had not occurred by that date. Effective April 15, 2006, the Company, the Majority Stockholders, Polara, each of Polara's shareholders and DeYi entered into an Amendment to the Share Exchange Agreement (the "Share Exchange Amendment") which, among other things, provided an extension of the termination of the Share Exchange Agreement to June 30, 2006. The Share Exchange Amendment is further described in the Company's Form 8-K filed on April 19, 2006 which is incorporated herein by reference.


                           PURPOSE OF NAME CHANGE

         The Share Exchange Agreement and the Share Exchange Amendment require that the Company change its name to an available name as specified in writing by Polara. On May 3, 2006 a representative of Polara specified in writing that the new name should be "New Fiber Cloth Technology, Inc." The Company is therefore changing its name pursuant to the Share Exchange Agreement and Share Exchange Amendment, and also to reflect the changed nature of its business that would be in effect assuming completion of the Share Exchange.


                      PURPOSE OF INCREASE IN AUTHORIZED

         The Share Exchange Agreement requires that, prior to the closing of the Share Exchange, the Company effectuate an increase in the authorized shares of the Company's Common Stock from 25,000,000 to 200,000,000. The Company is therefore effecting the Increase in Authorized pursuant to the Share Exchange Agreement. The Increase in Authorized is necessary in order to have sufficient authorized shares of Common Stock available to issue to Polara's shareholders for the Share Exchange. Further, the Company's Board of Directors believes it is desirable to have additional authorized shares of Common Stock available for possible future financings, possible future acquisition transactions and other general corporate purposes. The Company's Board of Directors believes that having such additional authorized shares of Common Stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders' meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the value of the Company to its shareholders. The increase in authorized Common Stock will not have any immediate effect on the rights of existing shareholders, except for the prospective dilution caused by the Share Exchange, if consummated. However, the Board of Directors will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by the Articles of Incorporation or applicable law.

         The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. Similarly,the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this action is not being undertaken with the intent that it be utilized as a type of anti-takeover device.

         There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock other than pursuant to the Share Exchange Agreement.


                    PURPOSE OF AUTHORIZATION OF THE PREFERRED

         The Share Exchange Agreement did not require the Authorization of the Preferred. However, in the Board of Directors' opinion, the Authorization of the Preferred provides flexibility for the Company's capital structure. The Board of Directors believes that this flexibility is necessary to enable it to tailor the specific terms of a series of Preferred Stock that may be issued to meet market conditions and financing opportunities as they arise, without the expense and delay that would be entailed in calling a stockholders meeting to approve the specific terms of any series of Preferred Stock.

         No preferred stock is presently authorized by the Company's Articles of Incorporation. The proposed amendment would authorize the Board of Directors, without any further stockholder action (unless such action is required in a specific case by applicable laws or regulations or by applicable rules of a trading market or stock exchange), to issue from time to time shares of Preferred Stock in one or more series, to determine the number of shares to be included in any series and to fix the designation, voting power, other powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions of the series.

         The Authorization of the Preferred would authorize the Board of Directors, from time to time, to divide the Preferred Stock into series, to designate each series, and to determine for each series its respective rights and preferences, including, without limitation, any of the following:

i. the rate of dividends, and whether dividends were cumulative or had a preference over the Common Stock in right of payment;

ii. the terms and conditions upon which shares may be redeemed and the redemption price;

iii. sinking fund provisions for the redemption of shares;

iv. the amount payable in respect of each share upon a voluntary or involuntary liquidation of the company;

v. the terms and conditions upon which shares may be converted into other securities of the company, including Common Stock;

vi. limitations and restrictions on payment of dividends or other distributions on, or redemptions of, other classes of stock of the company junior to such series, including the Common Stock;

vii. conditions and restrictions on the creation of indebtedness or the issuance of other senior classes of stock; and

vii. voting rights.


         Any series of Preferred Stock could, as determined by the Board of Directors at the time of issuance, rank, with respect to dividends, voting rights, redemption and liquidation rights, senior to the Company's Common Stock.

         The Preferred Stock may be used by the Company for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in the Company's business and operations. Other purposes could include issuances in connection with the acquisition of other businesses or properties and under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and increasing the number of votes required to approve a change in control of the Company.

         It is not possible to state the precise effects of the authorization of the Preferred Stock upon the rights of the holders of the Common Stock until the Board of Directors determines the respective preferences, limitations, and relative rights of the holders of the class as a whole or of any series of the Preferred Stock. Such effects might include:

i. reduction of the amount otherwise available for the payment of dividends on Common Stock to the extent dividends are payable on any issued Preferred Stock;

ii.  restrictions on dividends on the Common Stock;

iii. rights of any series or the class of Preferred Stock to vote separately, or to vote with the Common Stock;

iv. conversion of the Preferred Stock into Common Stock at such prices as the Board of Directors determines, which could include issuance below the fair market value or original issue price of the Common Stock, diluting the book value or per share value of the outstanding Common Stock; and

v. the holders of Common Stock not being entitled to shares in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to holders of the Preferred Stock.



                               DISSENTERS' RIGHTS

     Under Nevada Law, our dissenting shareholders are not entitled to appraisal rights with respect to our amendment, and we will not independently provide our shareholders with any such right.


             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee for election as a director, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to our Articles of Incorporation which is not shared by all other stockholders.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities.

         The securities that would have been entitled to vote if a meeting was required to have been held regarding this amendment to our Articles of Incorporation consist of shares of our Common Stock. Each share of our Common Stock is entitled to one vote. The record date for determining our stockholders who would have been entitled to notice of and to vote on the amendments to our Articles of Incorporation, was May 1, 2006. The number of outstanding shares of our Common Stock at the close of business on May 1, 2006 was 3,886,000.

Security Ownership of Principal Holders and Management.

         The following table sets forth certain information as of May 1, 2006 regarding current beneficial ownership of the shares of any class of our Voting Securities by (i) each person known by us to own more than 5% of the outstanding shares of our Voting Securities, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown. The information presented is based on 3,886,000 outstanding shares of Common Stock.


TITLE OF    NAME OF BENEFICIAL               SHARES OF          PERCENT OF
CLASS       OWNER AND POSITION               COMMON STOCK       CLASS
- ---------------------------------------------------------------------------
Common      Frank L. Kramer (1)    	      1,250,000 (2)     32.17%
            7676 E. Arizona Drive
	    Denver, CO  80231

Common      Deborah A. Salerno (1)            1,100,000         28.31%
            355 South End Ave, 22-B
            New York, NY  10280

Common      John P. O'Shea		      1,100,000         28.31%
	    10 West St, Ste 28-C
	    New York, NY  10004
                                         -----------------------------
DIRECTORS AND OFFICERS
AS A GROUP (2 persons)                        2,350,000         60.47%


(1)  The person listed is an officer and a director of the Company.

(2) Includes 150,000 shares owned by Mr. Kramer's spouse, of which Mr. Kramer may be deemed to be the beneficial owner.

                    AMENDMENT TO THE ARTICLES OF INCORPORATION
                         AND VOTE REQUIRED FOR APPROVAL

Nevada Law.

Nevada Revised Statutes ("NRS") 78.390 provides that every amendment to our Articles of Incorporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of stockholders entitled to vote on any such amendment. Under NRS 78.390 and the Company's bylaws, an affirmative vote by stockholders holding shares entitling them to exercise at least a majority of the voting power is sufficient to amend the Articles of Incorporation. NRS 78.320 provides that, unless otherwise provided in the Articles of Incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting, the Company's Board of Directors voted to utilize, and did in fact obtain, the written consent of the holders of a majority in the interest of the outstanding Common Stock. The Majority Stockholders own 3,300,000 shares of Common Stock or approximately 84.9% of our outstanding voting securities. No other votes are required or necessary to adopt these amendments, and none are being solicited hereunder.

         The directors, executive officers and stockholders who represent the Majority Stockholders have voted, in writing, to approve the resolutions to amend our Articles of Incorporation to effect the various amendments outlined above, and collectively own approximately 84.9% of our outstanding voting securities; accordingly, this percentage being a majority, no additional votes are required or necessary to adopt these amendments to our Articles of Incorporation, and none are being solicited hereunder. See the captions "Voting Securities and Principal Holders Thereof" and "Amendment to the Articles of Incorporation and Vote Required for Approval," herein.

                          ADDITIONAL INFORMATION

This Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information including annual and quarterly reports on Form 10-KSB and Form 10-QSB with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Securities and Exchange Commission at 100 F Street, NE, Room 1580, Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 100 F Street, NE, Washington, DC 20549, at prescribed rates. The Securities and Exchange Commission also maintains a web site on the internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

                                     NOTICE

THE MAJORITY STOCKHOLDERS OF OUR COMPANY THAT HAVE CONSENTED TO THE ADOPTION OF THESE AMENDMENTS TO OUR ARTICLES OF INCORPORATION OWN IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THIS AMENDMENT UNDER NEVADA LAW, AND HAVE DONE SO. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

BY ORDER OF THE BOARD OF DIRECTORS



[date]                    Deborah Salerno
                          President, Director

EXHIBIT A

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)


1.    Name of corporation:  Park Hill Capital III Corp.

2. Amendment: The articles have been amended as follows (provide article numbers, if available):

      First:  The name of this corporation is:"New Fiber Cloth Technology, Inc."

      Fourth: The total authorized capital stock of the corporation is 200,000,000 Shares of Common Stock with a par value of $0.001 and 20,000,000 Shares of Preferred Stock with a par value of $0.001. Subject to the limitation provided by the Nevada Revised Statutes, both the Common Stock and Preferred Stock may be subdivided and issued in series pursuant to resolutions of the board of directors fixing such voting powers, designations, limitations, qualifications, restrictions, right and preferences which the board of directors, in its sole discretion, may determine to be appropriate.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 84% in favor.

4.    Effective Date of filing (optional):

5.    Officer Signature:



      ________________________
      Deborah Salerno
      President, Director